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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 22, 2007
MILESTONE SCIENTIFIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26284	13-3545623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (973) 535-2717
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 22, 2007, we appointed Arthur Goldberg as Acting Chief Financial Officer to replace David Cohn, whose resignation was previously reported. From July 2006 to June 2007, Mr. Goldberg served as CAO and CFO of St. Luke’s School, a non-sectarian college prep school located in New Canaan, Connecticut. From December 2005 to July 2006, Mr. Goldberg was a private accounting and business consultant. From February 1999 to November 2005, Mr. Goldberg was a partner in the firm of Tatum CFO Partners, serving as an interim CFO for both public and private companies. Prior to 1999, Mr. Goldberg held several senior executive positions, including CFO and COO of a number of public companies. Mr. Goldberg received his B.B.A. from the City College of New York, his M.B.A. from the University of Chicago and his J.D. and LL.M. from New York University School of Law. Mr. Goldberg is also a Certified Public Accountant.

Item 8.01:	Other Matters.
     On August 22, 2007, we issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01:	Financial Statements and Exhibits
(d)	Exhibits:
99.1	Press Release dated August 22, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
By:	/s/ Leonard Osser
Leonard Osser
Chairman and Chief Executive Officer

Dated: August 22, 2007

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